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                                                                      Exhibit 23

                      Consent of Independent Accountants


Re:   Johns Manville Corporation Registrations:
             On Form S-8 (File No. 33-29389)
            and Form S-8 (File No. 33-43912)
            and Form S-8 (File No. 333-06313)
            and Form S-8 (File No. 333-06321)
            and Form S-8 (File No. 333-06375)
            and Form S-8 (File No. 333-24253)
            and Form S-8 (File No. 333-31007)


Gentlemen:

We consent to the incorporation by reference in the above referenced registration statements of our report dated January 30, 1998, on our audits of the consolidated financial statements and financial statement schedule of Johns Manville Corporation as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is incorporated by reference in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.


Denver, Colorado
March 17, 1998